SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Lennar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
LENNAR CORPORATION
2023 Annual Meeting
Vote by April 11, 2023 11:59 PM ET. For shares held in a Plan, vote by April 9, 2023 11:59 PM ET.
LENNAR
LENNAR CORPORATION ATTN: LEGAL DEPARTMENT 5505 BLUE LAGOON DRIVE MIAMI, FL 33126
D96114-P86316
You invested in LENNAR CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 12, 2023.
Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to March 29, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
For complete information and to vote, visit www.ProxyVote.com Control #
Smartphone users
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Vote Virtually at the Meeting*
April 12, 2023 11:00 a.m. ET
*Please check the meeting materials for any special requirements for meeting attendance.
V1.1

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Voting Items
1. Elect 10 directors to serve until the 2024 Annual Meeting of Stockholders.
Nominees:
1a. Amy Banse 1b. Rick Beckwitt 1c. Tig Gilliam 1d. Sherrill W. Hudson 1e. Jonathan M. Jaffe 1f. Sidney Lapidus 1g. Teri P. McClure 1h. Stuart Miller 1i. Armando Olivera 1j. Jeffrey Sonnenfeld
2. Approval, on an advisory basis, of the compensation of our named executive officers.
3. Approval, on an advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers.
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2023.
5. Vote on a stockholder proposal regarding the elimination of our dual-class common stock voting structure.
NOTE: Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Board Recommends
For For For For For For For For For For For
1 Year For Against
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D96115-P86316